                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                        ONE NORTH STATE STREET, 9TH FLOOR
                             CHICAGO, ILLINOIS 60602
    ATTN: SANDRA L. CARUBA, VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                        THE MAY DEPARTMENT STORES COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                  43-1104396
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

611 OLIVE STREET                                          63101-1799
ST. LOUIS, MISSOURI                                       (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

Item 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of July, 2000.


         BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE


         BY /s/ SANDRA L. CARUBA
            ----------------------------------
            SANDRA L. CARUBA
            VICE PRESIDENT










* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                   July 24, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between The May Department Stores Company and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                BY: /s/ SANDRA L. CARUBA
                                    --------------------------------------------
                                    SANDRA L. CARUBA
                                    VICE PRESIDENT

     EXHIBIT 7


Legal Title of Bank:         Bank One Trust Company, N.A.      Call Date: 03/31/00      State #:  391581       FFIEC 032
Address:                     100 Broad Street                  Vendor ID:  D            Cert #:  21377          Page RC-1
City, State  Zip:            Columbus, OH 43271                Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                          DOLLAR AMOUNTS IN THOUSANDS       C300
                                                                                          RCON        BIL MIL THOU   -----------
                                                                                          ----        ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                          RCON
                                                                                          ----
     a. Noninterest-bearing balances and currency and coin(1)...................          0081           48,450             1.a
     b. Interest-bearing balances(2)............................................          0071           17,750             1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)...............          1754                0             2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............          1773            5,714             2.b
3.   Federal funds sold and securities purchased under agreements to
     resell.....................................................................          1350          396,644             3.
4.   Loans and lease financing receivables:
                                                                                          RCON
                                                                                          ----
     a. Loans and leases, net of unearned income (from Schedule
        RC-C)...................................................................          2122           87,817             4.a
     b. LESS: Allowance for loan and lease losses...............................          3123               10             4.b
     c. LESS: Allocated transfer risk reserve...................................          3128                0             4.c
                                                                                          RCON
                                                                                          ----
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)....................................          2125           87,807             4.d
5.   Trading assets (from Schedule RD-D)........................................          3545                0             5.
6.   Premises and fixed assets (including capitalized leases)...................          2145           25,200             6.
7.   Other real estate owned (from Schedule RC-M)...............................          2150                0             7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).............................................          2130                0             8.
9.   Customers' liability to this bank on acceptances outstanding...............          2155                0             9.
10.  Intangible assets (from Schedule RC-M).....................................          2143           26,345            10.
11.  Other assets (from Schedule RC-F)..........................................          2160          176,297            11.
12.  Total assets (sum of items 1 through 11)...................................          2170          784,207            12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:         Bank One Trust Company, N.A.      Call Date: 03/31/00      State #:  391581       FFIEC 032
Address:                     100 East Broad Street             Vendor ID:  D            Cert #:   21377        Page RC-2
City, State  Zip:            Columbus, OH 43271                Transit #:  04400003

SCHEDULE RC-CONTINUED


                                                                                                DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
                                                                                                   ---------
LIABILITIES
13. Deposits:
                                                                                RCON
                                                                                ----
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).................................             2200               567,764      13.a
       (1) Noninterest-bearing(1)..................................             6631               506,455      13.a1
       (2) Interest-bearing........................................             6636                61,309      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..........................
       (1) Noninterest bearing.....................................
       (2) Interest-bearing........................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800                0      14
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840                0      15.a
    b. Trading Liabilities(from Sechedule RC-D)....................             RCFD 3548                0      15.b

16. Other borrowed money:                                                       RCON
                                                                                ----
    a. With original maturity of one year or less..................             2332                     0      16.a
    b. With original  maturity of more than one year...............             A547                     0      16.b
    c. With original maturity of more than three years.............             A548                     0      16.c
0   16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding........             2920                     0      18.
19. Subordinated notes and debentures..............................             3200                     0      19.
20. Other liabilities (from Schedule RC-G).........................             2930                83,885      20.
21. Total liabilities (sum of items 13 through 20).................             2948               651,649      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..................             3838                     0      23.
24. Common stock...................................................             3230                   800      24.
25. Surplus (exclude all surplus related to preferred stock).......             3839                45,157      25.
26. a. Undivided profits and capital reserves......................             3632                86,585      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..................................................             8434                    16      26.b
    c. Accumulated net gains (losses) on cash flow hedges..........             4336                     0      26.c
27. Cumulative foreign currency translation adjustments............
28. Total equity capital (sum of items 23 through 27)..............             3210               132,558      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..........................             3300               784,207      29.

Memorandum                                                                       N/A
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996...........................................................RCFD 6724.....................Number M.1.

1 =  Independent audit of the bank conducted in accordance           4. =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank              authority)
2 =  Independent audit of the bank's parent holding company          5 =    Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing               auditors
     standards by a certified public accounting firm which           6 =    Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                   external auditors
     (but not on the bank separately)                                7 =    Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =    No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.